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                                  Exhibit 99.1

     Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated:  February 14, 2002
                                      Draper Associates, L.P.



                                      By:    /s/ Tim Draper
                                           -------------------------------------
                                           Name:  Tim Draper
                                           Title: Managing Director

                                      Draper Associates, Inc.



                                      By:    /s/ Tim Draper
                                           -------------------------------------
                                           Name:  Tim Draper
                                           Title: Managing Director

                                       /s/  Timothy C. Draper
                                      ------------------------------------------
                                      Timothy C. Draper

                                      JABE, LLC

                                      By:    /s/ Tim Draper
                                           -------------------------------------
                                           Name:  Tim Draper
                                           Title: Managing Director